As Filed With the Securities and Exchange Commission
on June 25, 2014
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1117144
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee 37067
(Address of Principal Executive Offices)
Healthways, Inc. 2014 Stock Incentive Plan
(Full title of the plan)

Mary Flipse Senior Vice President, General Counsel Healthways, Inc. 701 Cool Springs Boulevard Franklin, Tennessee 37067 (615) 614-4929
(Name, address and telephone number of Registrant's agent for service)

Copy to:
J. Page Davidson, Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-accelerated Filer ☐ (do not check if you are a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	800,000	$16.30	$1,304,000	$1,679.55

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's common stock on the NASDAQ Stock Market on June 20, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Healthways, Inc. (the "Registrant" or the "Company") has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") to participants in the 2014 Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").  The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                          Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 14, 2014, as amended by the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, filed with the Commission on April 30, 2014;

(2)	The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the Commission on May 9, 2014;

(3)	The Registrant's Current Reports on Form 8-K, filed with the Commission on February 19, 2014, March 19, 2014, April 17, 2014 and June 3, 2014; and

(4)	The description of the Registrant's common stock contained in the Registration Statement on Form 8-A (File No. 000-19364) initially filed with the Commission on June 21, 1991, and all amendments and reports filed for the purpose of updating that description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement.  Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 4.                          Description of Securities.

Not applicable.

Item 5.                          Interests of Named Experts and Counsel.

Not applicable.

Item 6.                          Indemnification of Directors and Officers.

Sections 145(a) and (b) of the Delaware General Corporation Law (the "DGCL") provide generally that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of being or having been a director, officer, employee or agent of the corporation (or serving or having served in such position for another entity at the request of the corporation) against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with any such action, suit or proceeding if such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action or suit is by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. Article Eight of the Registrant's Restated Certificate of Incorporation, as amended, requires that the Registrant indemnify its directors, officers, employees and agents for certain liabilities incurred in the performance of their duties on behalf of the Registrant to the fullest extent authorized by the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the Registrant's Restated Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.                          Exemption from Registration Claimed.

Not applicable.

Item 8.                          Exhibits.

4.1	Restated Certificate of Incorporation, as amended [incorporated by reference to Exhibit 3.1 to Form 10-Q of the Company's fiscal quarter ended February 29, 2008, File No. 000-19364]

4.2	Certificate of Amendment to Restated Certificate of Incorporation, as amended, dated as of October 10, 2013 [incorporated by reference to Exhibit 3.2 to Form 10-Q of the Company's fiscal quarter ended September 30, 2013, File No. 000-19364]

5.1	Opinion of Bass, Berry & Sims PLC

23.1            Consent of Ernst & Young LLP

23.2            Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1            Power of Attorney (contained on signature pages to this Registration Statement)

99.1	Healthways, Inc. 2014 Stock Incentive Plan

Item 9.                          Undertakings.

(a)            The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on this 25 day of June, 2014.

HEALTHWAYS, INC.

By:/s/ Ben R. Leedle, Jr.
Ben R. Leedle, Jr.
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ben R. Leedle, Jr. and Alfred Lumsdaine and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ben R. Leedle, Jr. Ben R. Leedle, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2014
/s/ Alfred Lumsdaine Alfred Lumsdaine	Chief Financial Officer (Principal Financial Officer)	June 25, 2014
/s/ Glenn Hargreaves Glenn Hargreaves	Controller and Chief Accounting Officer (Principal Accounting Officer)	June 25, 2014
/s/ Donato J. Tramuto Donato J. Tramuto	Chairman of the Board and Director	June 25, 2014
/s/ Jay C. Bisgard, M.D. Jay C. Bisgard, M.D.	Director	June 25, 2014
/s/ Mary Jane England, M.D. Mary Jane England, M.D	Director	June 25, 2014
/s/ William D. Novelli William D. Novelli	Director	June 25, 2014
/s/ Alison Taunton-Rigby Alison Taunton-Rigby	Director	June 25, 2014
/s/ John A. Wickens John A. Wickens	Director	June 25, 2014
/s/ Kevin G. Wills Kevin G. Wills	Director	June 25, 2014

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation, as amended [incorporated by reference to Exhibit 3.1 to Form 10-Q of the Company's fiscal quarter ended February 29, 2008, File No. 000-19364]

4.2	Certificate of Amendment to Restated Certificate of Incorporation, as amended, dated as of October 10, 2013 [incorporated by reference to Exhibit 3.2 to Form 10-Q of the Company's fiscal quarter ended September 30, 2013, File No. 000-19364]

5.1	Opinion of Bass, Berry & Sims PLC

23.1            Consent of Ernst & Young LLP

23.2            Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1            Power of Attorney (contained on signature pages to this Registration Statement)

99.1	Healthways, Inc. 2014 Stock Incentive Plan